EXHIBIT 10.1
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                         PARTNERSHIP INTEREST
                          PURCHASE AGREEMENT
                         --------------------
                  (Westdale Mall; Cedar Rapids, Iowa)


     THIS AGREEMENT made and entered into as of the ______ day of July, 2000, by and between JMB INCOME PROPERTIES, LTD.-VII, an Illinois limited partnership ("Seller"), and ROUSE-WESTDALE, LLC, a Maryland limited liability company ("Buyer").


                       WITNESSETH, THAT WHEREAS:

     A. Seller and H-N-W Associates, an Iowa limited partnership ("HNW"), which is an entity affiliated with Buyer, constitute the sole partners in WESTDALE ASSOCIATES (the "Partnership"), an Illinois general partnership formed and existing pursuant to that certain partnership agreement described on Exhibit "A" attached hereto and made a part hereof (the agreement and amendments so described, together with all other amendments or modifications entered into prior hereto, being herein collectively called the "Partnership Agreement"). Except as otherwise set forth herein, all terms used in a defined manner herein shall have the meanings set forth for such terms in the Partnership Agreement.

     B. Seller desires to sell, and Buyer desires to purchase, all of Seller's interest in the Partnership in the manner hereinafter set forth.


     NOW, THEREFORE, in consideration of the premises and the respective undertakings of the parties hereinafter set forth, it is hereby agreed as follows:

  1. SALE OF PARTNERSHIP INTEREST.

     A. For the purchase price and on the terms and conditions hereinafter set forth, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the interest of Seller in the Partnership, as such interest is described in the Partnership Agreement, and any and all interests of Seller in and to the "Business Property" (as defined in the Partnership Agreement), the interests to be conveyed hereunder including, but not being limited to, Seller's interest in the following:

           (1) capital, profits and losses and liabilities of the Partnership (excluding, however, except as otherwise provided herein, any capital, profits, losses, liabilities, distributions or other sums or proceeds which may have accrued in favor of Seller under the Partnership Agreement prior to the "Closing Date", as such term is hereinafter defined; and

           (2) property of the Partnership (whether tangible or intangible), including any personal property, building and trade names, plans, specifications, licenses, permits and development rights of the Partnership.

The Partnership interest to be purchased by Buyer as aforesaid is herein called the "Acquired Partnership Interest". The Acquired Partnership Interest shall be acquired by Buyer subject to all of the obligations and liabilities of the Partnership, including, without limitation, the "Existing Loan" (as defined in Exhibit "A" attached hereto and made a part hereof).

     B. The purchase price (the "Purchase Price") for the Acquired Partnership Interest will be $2,000,000, which amount shall be adjusted by the "Proration Amount" (as such term is hereinafter defined).

     C. "Proration Amount", as used herein, means the net amount of the credit (or debit) to Seller as a result of the prorations provided for in Paragraph 2B below.

  2. CLOSING CONFERENCE. The closing ("Closing") of the purchase and sale of the Acquired Partnership Interest shall be consummated on the Closing Date either through appropriate escrow procedures reasonably acceptable to the parties or through a closing conference which shall be held at such place as the parties shall reasonably agree upon. As used herein, the "Closing Date" means an effective date as of July 31, 2000, or such earlier or later date as shall be hereafter agreed upon by the parties hereto for the sale herein provided.

     A. Delivery of Documents. At Closing, the following deliveries shall be made:

           (1) Delivery by Seller. Seller shall deliver or cause to be delivered to Buyer the following items:

                 (a) Assignment of Partnership Interest. An assignment of the Acquired Partnership Interest in favor of Buyer, duly executed by Seller, in the form of Exhibit "B", hereunto annexed and made a part hereof.

                 (b) Evidence of Authority. Evidence reasonably satisfactory to Buyer respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder and made a part hereof.

                 (c) Other Documents. Originals of (or, to the extent not readily available, copies of) all material contracts, agreements and documents (the "Material Documents"), including, but not limited to, title policies and tenant leases, which are in Seller's possession and relate to the Business Property; provided, however, that Seller shall not be obligated to deliver any Material Documents to Buyer which are in the possession of Buyer (or in the possession of any affiliated or related entity), including, but not limited to Material Documents which are in the possession of Buyer in connection with "Manager's" rights, duties and obligations as the manager under the "Management Agreement" (as such terms are hereinafter defined).

           (2) Delivery by Buyer. Buyer shall deliver or cause to be delivered to Seller the following items:

                 (a) Closing Payment. The Closing Payment amount shall be paid to Seller by wire transfer of immediately available federal funds on the Closing Date.

                 (b) Evidence of Authority. Evidence reasonably satisfactory to Seller respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder.

     B. Calculations of Proration Amount. The Proration Amount shall be determined on the basis of a written statement or statements prepared and approved by Buyer and Seller prior to the Closing Conference. Buyer and Seller shall determine the manner in which the Proration Amount is to be calculated in a fair, equitable and reasonable manner. Seller and Buyer shall cooperate with each other in good faith in connection with the determinations and computations required hereunder. The "Proration Amount" will be equal to the "Net Current Assets", which, as used herein, means the difference between (i) the "Current Assets" (as hereinafter defined) and
(ii) the "Current Liabilities" (as hereinafter defined). The Purchase Price will be increased by an amount equal to 64.7% of any positive balance of Net Current Assets and the Purchase Price will be reduced by an amount equal to 64.7% of any negative balance of Net Current Assets. Net Current Assets will be determined by reference to the Partnership's accrual basis financial statements prepared in accordance with generally accepted accounting principles, which the modifications described in this paragraph, however, in all events consistent with Exhibit "C" attached hereto. The term "Current Assets" shall mean the following assets of the Partnership as of the Closing Date, all as more particularly set forth on Exhibit "C":
(a) cash and cash equivalents, including, but not limited to, funds held in any real estate tax, insurance or other impound account, and the funds held in any security deposit account, if any, each administered by the Existing Lender or its agents; (b) accounts receivable, net of any reserve for receivables deemed reasonably uncollectible by the parties; and (c) prepaid expenses. The term "Current Liabilities" shall mean, as of the Closing Date, all of the Partnership's liabilities, all as more particularly set forth on Exhibit "C": (w) accounts payable and prepaid rent; (x) accrued but unpaid expenses (other than accrued real estate taxes); (y) security deposits; and (z) accrued but unpaid real estate taxes for the tax years on and before the Closing Date. The Proration Amount shall be estimated by the parties no less than three (3) days prior to the Closing Conference and the final Proration Amount will be determined at the Closing Conference.

     C. Concurrent Deliveries. All payments of money and deliveries of items required to be made by any party under this Agreement or under any agreement herein provided shall be made concurrently with each such payment or delivery hereunder or thereunder, and the obligations contained herein shall be conditional upon such concurrent payments or deliveries. The foregoing deliveries may be made pursuant to escrow instructions in form reasonably acceptable to the parties hereto in order to effectuate the intent hereof.

     D. Closing Costs. Subject to the brokerage provisions of paragraph 8 below, Buyer shall pay all closing costs in connection with the transactions contemplated in this Agreement, including all documentary, filing, recording, conveyance, transfer, intangible and other taxes, if any, recording or filing charges for any instruments or documents which may be recorded or filed, if any, all title, survey or escrow fees, all fees, costs or expenses, if any, which may be imposed in connection with the Existing Loan. Each party shall pay its own attorneys' fees in connection with preparing and negotiating this Agreement.

  3. PROFITS AND LOSSES OF THE PARTNERSHIP PRIOR TO CLOSING; TAX RETURNS. Profits and losses of the Partnership for the period from January 1, 2000 through the Closing Date shall be allocated pursuant to the applicable provisions of the Partnership Agreement. Buyer and Seller will cooperate with each other in providing and preparing such information and items as may be required in order to timely prepare and deliver tax returns and other similar items after the Closing Date. In connection with the foregoing, after the Closing Date Buyer shall continue to provide JMB Realty Corporation ("JMB"), the corporate general partner of Seller, full access on behalf of the Seller to all books and records of the Partnership and to all other financial information as may be reasonably required in connection with such determinations, such access being during normal business hours and following reasonable advance notice.

  4. REPRESENTATIONS AND WARRANTIES.

     A. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

           (1) Except as set forth in subparagraphs A(2) through A(9) below, the sale of the Acquired Partnership Interest is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied, or otherwise, including, but not limited to, any representation or warranty concerning the title to or physical or financial condition of the Business Property or as to any fitness of purpose, merchantability or habitability with respect to the Business Property or of any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Business Property or any part thereof.
Buyer acknowledges that Buyer is affiliated with HNW, which is a partner in the Partnership and is also the fee owner and ground lessor under the ground lease between HNW and the Partnership with respect to the Business Property, and is also affiliated with Rouse Property Management, Inc., a Maryland corporation ("Manager"), the manager of the Business Property pursuant to a management agreement between the Partnership and Manager (which agreement, together any and all amendments entered into prior hereto, is collectively called the "Management Agreement"). Buyer acknowledges that, except as to matters specifically set forth in subparagraphs A(2) through A(9) below, Buyer will acquire the Acquired Partnership Interest solely on the basis of (a) its own physical and financial examination of the Business Property and (b) information and knowledge in its possession and in the possession of HNW and Manager. As a result of the foregoing, Buyer is not relying upon, and has no need to rely upon, any knowledge or information in the possession of Seller with respect to any of the foregoing matters except as set forth herein. Without limitation thereon, Buyer acknowledges the Partnership is a borrower under the Existing Loan and that the Acquired Partnership Interest is being purchased by Buyer subject to all of Seller's (and the Partnership's) obligations thereunder.

           (2) Seller is a partnership, duly organized and validly existing under the laws of the State of Illinois.

           (3) Seller is duly authorized, qualified and licensed under any and all applicable laws, regulations, ordinances and orders to do all things required of it, under and in connection with this Agreement.

           (4) Seller has the right, power and authority to enter into and perform the terms of this Agreement and to consummate the transactions contemplated hereby.

           (5) This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are (or, in the case of agreements, instruments and documents executed as of the Closing Date, will be as of the Closing Date) duly authorized, executed and delivered by, and binding upon, Seller.

           (6) Seller owns the Acquired Partnership Interest, free and clear of any and all security interests, rights, options, claims and demands (other than any security interests, rights and options granted to HNW under the Partnership Agreement).

           (7) Seller has not incurred any debt or contracted any obligation or incurred any liability in the name of the Partnership (or otherwise in its capacity as a partner) for which the Partnership may or would be liable other than such debts, obligations or liabilities as are disclosed in the Partnership's books or of which Buyer has been advised, has consented to or otherwise has knowledge.

           (8) Seller has no knowledge of any litigation or any actual knowledge of any investigation pending against Seller or, to Seller's actual knowledge, against the Partnership which might result in any adverse material charge to Seller or to the Partnership.

           (9) Seller is not aware of anything that would make it believe that any of the representations and warranties of Buyer contained in this Agreement are not accurate or truthful.

     B. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

           (1) Buyer is a limited liability company, duly organized and validly existing under the laws of the State of Maryland.

           (2) Buyer is duly authorized, qualified and licensed under any and all applicable laws, regulations, ordinances and orders to do all things required of it, under or in connection with this Agreement.

           (3) Buyer has the right, power and authority to enter into and perform the terms of this Agreement and to consummate the transactions contemplated hereby.

           (4) This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer is (or, in the case of agreements, instruments and documents executed as of the Closing Date, will be as of the Closing Date) duly authorized, executed and delivered by, and binding upon, Buyer.

           (5) The interest of HNW in the Partnership, as such interest is described in the Partnership Agreement, is owned by HNW free and clear of any and all security interests, rights, options, claims and demands (other than any security interests, rights and options granted to Seller under the Partnership Agreement) of any person claiming by, through or under HNW. HNW has waived any right of first refusal or other right to acquire or consent to the transactions contemplated in this Agreement.

           (6) Buyer is not aware of anything that would make it believe that any of the representations and warranties of Seller contained in this Agreement are not accurate or truthful.

  5. ADDITIONAL CONDITIONS.

     A. Additional Conditions to Buyer's Obligations. In addition to the conditions provided in other provisions of this Agreement, Buyer's obligations hereunder are conditioned on the following:

           (1) Performance by Seller. The due performance by Seller of each and every undertaking and agreement to be performed by it hereunder (including, but not limited to, the delivery of the items specified in paragraph 2 hereof) and the truth of each representation and warranty made in this Agreement by Seller at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date.

           (2) Absence of Seller Bankruptcy/Dissolution Event. That at no time on or before the Closing Date shall any of the following ("Seller Bankruptcy/Dissolution Event") have been done by, against or with respect to Seller or any partner in Seller: (a) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other appointment of a trustee or receiver of any property interest, (b) the appointment of a trustee or receiver of any property interests, (c) an assignment for the benefit of creditors, (d) an attachment, execution or other judicial seizure of a substantial property interest, (e) the taking of, failure to take or submission to any action indicating (after reasonable investigation) an inability to meet its financial obligations as they accrue, or (f) a dissolution.

     B. Additional Conditions to Seller's Obligations. In addition to the conditions provided in other provisions of this Agreement, Seller's obligations hereunder are conditioned on the following:

           (1) Performance by Buyer. The due performance by the Buyer of each and every undertaking and agreement to be performed by it (including, but not limited to, the delivery of the items specified in paragraph 2 hereof) and the truth of each representation and warranty made in this Agreement by Buyer at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date.

           (2) Absence of Buyer Bankruptcy/Dissolution Event. That at no time on or before the Closing Date shall any of the following ("Buyer Bankruptcy/Dissolution Event") have been done by, against or with respect to Buyer (or any partner in Buyer): (a) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law, (b) the appointment of a trustee or receiver of any property interests, (c) an assignment for the benefit of creditors, (d) an attachment, execution or other judicial seizure of a substantial property interest, (e) the taking of, failure to take or submission to any action indicating (after reasonable investigation) an inability to meet his or its financial obligations as they accrue, or (f) a dissolution.

     C. Outside Date. In the event that for any reason the sale and purchase herein provided shall not be consummated on or before August 31, 2000, then any party may at any time thereafter, by written notice to the other parties, terminate this Agreement and the obligations of the parties hereunder; provided, however, that such termination shall not release any party from liability for breach of this Agreement. Time is of the essence with respect to the provisions of this paragraph 5D.

  6. INDEMNIFICATION.

     A. Indemnification by Buyer. Buyer shall hold harmless, indemnify and defend Seller from and against (1) all claims, rights, demands, obligations, liabilities, costs and expenses (including reasonable attorneys' fees) of any kind or nature arising or accruing at any time with respect to the period on or after the Closing Date and related to the Business Property, the Partnership, the Partnership Agreement, the Existing Loan or any of the "Collateral Agreements" (and Buyer hereby releases Seller from all such matters) and (2) any actual third party out of pocket loss or damage to Seller resulting from any material inaccuracy in or material breach of any representation and warranty of Buyer under this Agreement (or any agreement executed in connection herewith) or resulting from any material breach or default by Buyer under this Agreement (or any agreement executed in connection herewith).

     B. Indemnification by Seller. Seller shall hold harmless, indemnify and defend Buyer from and against any actual third party out of pocket loss or damage to Buyer resulting from any material inaccuracy in or material breach of any representation and warranty of Seller under this Agreement (or any agreement executed in connection herewith) or resulting from any material breach or default by Seller under this Agreement (or any agreement executed in connection herewith).

     C. General Indemnity Provisions. Each indemnity provided for under this Agreement shall be subject to the following provisions:

           (1) Without limitation on the items for which a party shall be indemnified hereunder, the indemnity shall cover the costs and expenses of the indemnities, including reasonable attorneys' fees, related to any actions, suits or judgments incident to any of the matters covered by such indemnity.

           (2) The indemnitee shall notify the indemnitor of any claim against the indemnitee covered by the indemnity within 30 days after it has notice of such claim, but failure to notify the indemnitor shall in no case prejudice the rights of the indemnitee under this Agreement unless the indemnitor shall be prejudiced by such failure and then only to the extent the indemnitor shall be prejudiced by such failure. Should the indemnitor fail to discharge or undertake to defend the indemnitee against such liability upon learning of the same, then the indemnitee may settle such liability, and the liability of the indemnitor hereunder shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including reasonable attorneys' fees, incurred by the indemnitee in effecting such settlement.

     D. Non-Waiver. Except as specifically set forth in this Agreement, nothing contained in this paragraph or any other paragraph of this Agreement shall be construed or operate as a waiver or release of any obligation or liability either arising or accruing under the Partnership Agreement or any Collateral Agreement with respect to the period prior to the consummation of the sale contemplated hereunder and, except as specifically set forth herein, the parties hereto agree that they shall retain their respective obligations and liabilities under the Partnership Agreement and Collateral Agreements accruing prior to such closing.

     E. Definition. As used herein, "Collateral Agreements" means the agreements listed on Exhibit "D" hereto (which the parties agree is a good faith listing of the agreements, instruments, documents and covenants entered into under or pursuant to or in connection with or concurrently with the Partnership Agreement and any amendment or amendments made at any time or times heretofore to any such agreements, instruments, documents or covenants, to the extent known to either party).

  7. SUCCESSORS AND ASSIGNS. This Agreement and the terms and provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. Notwithstanding the foregoing, Buyer may not assign its interest in this Agreement without the prior written consent of Seller except to an entity which controls, is controlled by or is under common control with Buyer (but the same shall not release Buyer from its obligations hereunder). Buyer shall give notice of any such transfer as aforesaid to Seller not later than three business days prior to the Closing Date.

  8. BROKERS. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder (other than HIGroup, LLC and JMB Corporation, the fees or commissions to which shall be paid by Seller) has been engaged by it, respectively, in connection with this Agreement. In the event of a claim for a broker's or finder's fee or commission in connection with this Agreement (other than a claim by HIGroup, LLC and JMB Realty Corporation) which claim is based upon any agreement alleged to have been made by a party hereto, then such party shall indemnify and defend the other party from and against such claim.

  9. FURTHER INSTRUMENTS. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement or any agreement executed by all the parties hereto in connection herewith.

 10. LIMITATION OF LIABILITY. No constituent partner in or agent of Seller, nor any partner, member, trustee, director, officer, employee, beneficiary, shareholder, participant, representative, advisor or agent of any entity that is or becomes a direct or indirect constituent partner in Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability; provided, however, nothing contained in the foregoing shall limit the liability of JMB Realty Corporation, in its capacity as general partner of Seller, for any liability which Seller may have for any material inaccuracy in or breach of any of the representations or warranties of Seller set forth in Paragraphs 4A(2) through 4A(9) but not otherwise. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).

 11. SURVIVAL. Subject to the provisions hereinafter set forth in this Paragraph 11, all warranties, representations, covenants, obligations and agreements contained in this Agreement shall survive the closing hereunder and the transfer and conveyance of the Acquired Partnership Interest hereunder and any and all performances hereunder for a period of two (2) years after the Closing Date, at which time all such matters (and any cause of action thereunder not then in litigation) shall terminate; provided, however, the indemnification set forth in clause (1) of Paragraph 6A hereof shall survive without limitation as to time; and provided further, however, any cause of action of a party for a breach of the foregoing representations and warranties contained in Paragraphs 4A(7), 4A(8) and 4(A)(9) shall survive only until December 15, 2000 (the "Survival Period"), at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Notwithstanding the foregoing, if Buyer shall have actual knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Partnership Interests, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder)

 12. REMEDIES. If the transactions provided for in this Agreement shall not be closed by reason of a party's default hereunder, and the other party has complied with all of its obligations hereunder in all material respects and is ready, willing and able to close (such party being herein called the "Non-Defaulting Party"), then the Non-Defaulting Party shall be entitled to either (i) specifically enforce this Agreement, or (ii) subject to the limitations contained elsewhere in this Agreement, pursue an action for actual damages (but in no event for consequential damages) directly resulting from such default and resulting failure to close (the amount of such damages recoverable in such event hereunder not to exceed $50,000 in the aggregate).

 13. MISCELLANEOUS. This Agreement contains the entire agreement between the parties respecting the matters set forth and supersedes all prior agreements between the parties hereto respecting such matters. Captions shall not be used in construing this Agreement. This Agreement shall be construed in accordance with the laws of the State of Illinois. The termination of this Agreement pursuant to the terms hereof shall in no event release any party from liability for any breach hereof by such party.

 14. NOTICES. Any notice which a party is required or may desire to give any other party shall be in writing and may be personally delivered or given by United States registered or certified mail, return receipt requested, addressed as follows: to Seller, 900 North Michigan Avenue, 19th Floor, Chicago, Illinois 60611, Attention: Ms. Julia Stibolt (with a copy to Pircher, Nichols & Meeks, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Real Estate Notices/GML); to Buyer, c/o The Rouse Company, 10275 Little Patuxent Parkway, Columbia,
Maryland 21044, Attention: B. Owen Williams (with copy to the same address,

Attention: Arianne Monroe, Esq.); subject to the right of a party to designate a different address for itself by notice similarly given. Any notice so given by United States mail shall be deemed to have been given on the second day after the same has been deposited in the United States mail as registered or certified mail, addressed as above provided, with postage thereon fully prepaid. Any notice not given by registered or certified mail as aforesaid shall be deemed to have been given upon receipt of the same by the party to whom the same is to be given.

 15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts, together, shall constitute but one agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                            JMB INCOME PROPERTIES, LTD.-VII,
                            an Illinois limited partnership

                            By    JMB REALTY CORPORATION,
                                  a Delaware corporation,
                                  General Partner


                                  By:
                                        ------------------------------
                                  Name:
                                        ------------------------------
                                  Title:
                                        ------------------------------
                                                   "Seller"



                            ROUSE-WESTDALE, LLC,
                            a Maryland limited liability company


                            By:
                                   ------------------------------
                            Name:  B. Owen Williams
                            Title: Vice President
                                                   "Buyer"

                             EXHIBIT LIST
                             ------------
                            (Westdale Mall)


     A     -     Description of Partnership Agreement and Existing Loan

     B     -     Assignment of Partnership Interest

     C     -     Proration Calculation

     D     -     List of Collateral Agreements

                              EXHIBIT "A"

        DESCRIPTION OF PARTNERSHIP AGREEMENT AND EXISTING LOAN
        ------------------------------------------------------


     PARTNERSHIP AGREEMENT: The term "Partnership Agreement" shall refer to those certain Articles of Partnership of Westdale Associates dated September 1, 1980 by and between Seller and HNW, as amended by Amendment No. 1 to Articles of Partnership of Westdale Associates dated June 30, 1997.

     EXISTING LOAN: The term "Existing Loan" shall collectively refer to the following loans:

     A. That certain loan made by Teachers Insurance and Annuity Association of America ("Teachers") to HNW as evidenced or secured by, among other things, the documents listed on Schedule "A-1" hereto.

     B. That certain loan made by Bankers Life Company Bankers") to HNW as evidenced or secured by, among other things, the documents listed on Schedule "A-2" hereto.

                              EXHIBIT "B"

           ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST
           -------------------------------------------------


     FOR VALUABLE CONSIDERATION, receipt whereof is hereby acknowledged, the undersigned, ______________________________, a ____________________
("Assignor"), hereby sells, transfers, assigns and conveys to _____________, a ____________________ ("Assignee"), the interest of Seller in ____________________, a ____________________ ("Partnership"), as such interest is described in the "Partnership Agreement", including, but not limited to, Seller's interest in the capital and profits and losses of the Partnership. As used herein, "Partnership Agreement" means that certain agreement captioned "____________________" dated as of _______________,
2000, by and between _____________________, together with all amendments or modifications thereof entered into prior hereto.

     This Assignment and Assumption of Partnership Interest is given pursuant to that certain agreement captioned "PARTNERSHIP INTEREST PURCHASE AGREEMENT" (Agreement"), dated as of ____________________, 2000, between Assignor and Assignee.

     The covenants, agreements, representations, warranties and limitations provided in the Agreement with respect to the partnership interest conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Assignor and Assignee, and their respective successors and assigns. Except as set forth in said Agreement, said partnership interest is assigned without warranty or representation, express or implied.


Dated as of _______________, 2000

                                  ______________________________,
                                  a _______________

                                  By:
                                       ------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                       ------------------------------
                                                   "Assignor"


     Assignee hereby accepts the foregoing assignment of partnership interests assigned hereby and agrees to assume and discharge all of the burdens and obligations of Assignor in connection therewith.

Dated as of _______________, 2000

                                  ______________________________,
                                  a _______________

                                  By:
                                       ------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                       ------------------------------
                                                   "Assignee"

                              EXHIBIT "C"

                         PRORATION CALCULATION
                         ---------------------

                              EXHIBIT "D"

                     LIST OF COLLATERAL AGREEMENTS
                     -----------------------------


     COLLATERAL AGREEMENTS:   The term "Collateral Agreements" shall refer
to the following documents, together with those documents listed on Schedule "D-1" hereto:

     1. That certain Letter Agreement dated August 25, 1980 by and among HNW, Hahn and Seller regarding the recalculations of Partnership percentages based on base rent.

     2. That certain Option Agreement dated August 25, 1980 by and between HNW and Seller (the parties acknowledging that neither party has been able to locate a copy of such agreement).

     3. That certain Letter Agreement dated September 1, 1980 by and between Hahn and Seller regarding the assignment of Hahn's interest in HNW.

     4. That certain Letter Agreement dated February 11, 1981 by and among Hahn, HNW, the Partnership and Seller regarding conditions to JMB's $4,000,000 contribution to the Partnership.